SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 5, 2004

Date of Report

(Date of earliest event reported)

L Q CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25977	77-0421089
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

888 Seventh Ave., 17th Floor, New York, NY 10019

(Address of principal executive offices, including zip code)

(212) 974-5730

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On July 21, 2004, the Board of Directors of L Q Corporation, Inc. (formerly Liquid Audio, Inc.) appointed Joseph R. Wright, Jr. to the Company’s Board. Mr. Wright will serve as a Class II director and will also serve as an independent member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board of Directors may adjust the composition of its committees in the future if additional directors are appointed to the Board.

Mr. Wright is the President, Chief Executive Officer and a director of PanAmSat Corporation, a global provider of satellite-based video, broadcasting and network distribution and delivery services. Mr. Wright also serves on the board of directors of Titan Corporation, Proxim Corporation, Terremark Worldwide Inc., Dynabazaar, Inc. and Verso Technologies Inc. and is the Chairman of the Advisory Board of Barington Companies Investors, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2004

L Q CORPORATION, INC.

By:	/s/ Mel Brunt
Name:	Mel Brunt
Title:	Chief Financial Officer

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